Exhibit 99.3

FOR IMMEDIATE RELEASE

HERTZ AND CARL ICAHN EXECUTE DEFINITIVE AGREEMENT

NAPLES, Fla., September 16, 2014 – Hertz Global Holdings Inc. (NYSE: HTZ) (“Hertz” or “the Company”) today announced that it has entered into a definitive agreement with Carl C. Icahn and affiliated entities under which Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi have been appointed to the Hertz Board of Directors as Class II, Class I and Class I directors, respectively. Messrs. Intrieri, Merksamer and Ninivaggi have also been appointed as directors to The Hertz Corporation Board of Directors. Messrs. Intrieri and Merksamer will be members of the five-person search committee, chaired by Independent Non-Executive Chair Linda Fayne Levinson, leading the process to find a permanent Chief Executive Officer of Hertz. As previously announced on September 11, 2014, Hertz had reached an agreement-in-principle with Mr. Icahn.

In addition, Henry C. Wolf, Barry H. Beracha and Philippe P. Laffont have retired from the Board. The Hertz Board now comprises nine independent directors and will expand to ten directors upon the appointment of a permanent Chief Executive Officer.

Linda Fayne Levinson, Independent Non-Executive Chair of the Hertz Board of Directors, said, “We have a talented Board with diverse skills and strong voices, all intent on improving Hertz’s performance and creating value for all shareholders. We welcome Messrs. Intrieri, Merksamer and Ninnivaggi to the Board. We are sure their experience and skill will add value, and we look forward to working with them constructively.”

Ms. Levinson continued, “While we welcome our new Board members, we will sorely miss Hank, Barry and Philippe. They are all very talented business leaders who have made valued contributions to the performance of Hertz. On behalf of the whole Board, I would like to thank them for their service.”

Carl C. Icahn commented, “This is a great outcome for Hertz and its shareholders and I thank the Hertz Board for taking this important step in putting the Company back on track. Our director designees look forward to working with Linda and the other Board members to identify a permanent CEO. I’m confident our designees will quickly prove their value to the Board and the Company, as they have done on numerous occasions in the past in creating value for all shareholders.”

Carl C. Icahn, together with his affiliates, beneficially owns approximately 38.8 million shares of Hertz common stock, which represents approximately 8.48% of Hertz’s outstanding shares. Mr. Icahn has also agreed to vote the shares he controls in support of Hertz’s slate of director nominees at the Company’s 2015 Annual Meeting. Mr. Icahn and his affiliates have also agreed to other customary standstill provisions. In addition, the Company’s shareholder rights plan has been amended to increase the triggering percentage to 20%. The complete agreement with Mr. Icahn will be filed on a Form 8-K with the Securities and Exchange Commission.

About Vincent J. Intrieri

Vincent J. Intrieri has been employed by Icahn-related entities since October 1998 in various investment-related capacities. He currently serves on the boards of Navistar International Corporation, Chesapeake Energy Corporation and Transocean Ltd. Mr. Intrieri received his B.S. in Accounting from The Pennsylvania State University (Erie Campus) and was a certified public accountant.

About Samuel Merksamer

Samuel Merksamer is a Managing Director of Icahn Capital. Mr. Merksamer currently serves on the boards of Hologic, Inc., Navistar International Corporation, Transocean Ltd., Ferrous Resources Limited and Talisman Energy Inc. He is a graduate of Cornell University.

About Daniel A. Ninivaggi

Daniel A. Ninivaggi has served as a director of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P., Inc., since March 2012. Mr. Ninivaggi has served as a Co-Chief Executive Officer of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since February 2014. Mr. Ninivaggi currently serves on the boards of Icahn Enterprises, Federal-Mogul Corporation and Tropicana Entertainment Inc. Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991.

About Hertz

Hertz operates its car rental business through the Hertz, Dollar, Thrifty and Firefly brands from approximately 11,465 corporate and franchisee locations in North America, Europe, Latin and South America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the largest worldwide airport general use car rental brand, operating from approximately 9,985 corporate and franchisee locations in approximately 145 countries. Our Dollar and Thrifty brands have approximately 1,385 corporate and franchisee locations in approximately 75 countries and our Firefly brand has approximately 95 corporate and franchisee locations in 15 countries. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We are one of the only car rental companies that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at approximately 130 major airports in Europe where we have company-operated locations and where data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by overall reported revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 335 branches in the United States, Canada, France, Spain, the United Kingdom, China and Saudi Arabia, as well as through our international franchisees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We also own Donlen Corporation, or “Donlen,” based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs.

Forward Looking Language

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results. These forward-looking statements involve risks, uncertainties and assumptions. Many factors could affect our actual financial and operating results and could cause actual results to differ materially from those expressed in the forward-looking statements, due to a variety of important factors, both positive and negative.

Additional information concerning these factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K.

The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:
Hertz
Leslie Hunziker
(239) 552-5700
lhunziker@hertz.com

Media:
Hertz
Richard Broome
(239) 552-5558
rbroome@hertz.com

Joele Frank
Barrett Golden, Alyssa Cass or Dan Moore
(212) 355-4449